Sound Financial Bancorp Reports
Improved First Quarter Results and Asset Quality

Non-Performing Loans decrease to 0.63% of Loans

Seattle, WA – April 30, 2013 – Sound Financial Bancorp, Inc. (the “Company”) (NASDAQ: SFBC), holding company for Sound Community Bank (the “Bank”), today reported net income for the quarter ended March 31, 2013 of $798,000, or $0.30 per diluted share, compared to net income of $546,000, or $0.21 per diluted share, for the quarter ended March 31, 2012.  Annualized return on average assets was 0.81% for the quarter ended March 31, 2013 compared to 0.64% for the quarter ended March 31, 2012.  Total assets increased to $390.7 million as of March 31, 2013 compared to $381.0 million as of December 31, 2012 as net loans increased by $12.3 million or 3.8% to $334.8 million.

This is the thirteenth consecutive quarter of positive earnings for the Company.

Highlights as of and for the quarter ended March 31, 2013 include:

- The Bank opened a loan production office in the Madison Park neighborhood of Seattle to originate Fannie Mae conforming and jumbo portfolio residential real estate loans
- Provision for loan losses decreased to $250,000 for the quarter ended March 31, 2013 from $1.5 million for the quarter ended March 31, 2012
- Losses and expenses related to other real estate owned increased to $674,000 for the quarter ended March 31, 2013 from $469,000 for the quarter ended March 31, 2012

- Non-performing loans to total loans declined to 0.63% as of March 31, 2013 compared to 1.20% as of December 31, 2012 as total non-performing loans decreased by $1.8 million or 45.7% to $2.1 million at March 31, 2013 from $3.9 million at December 31, 2012

- Non-performing assets to total assets decreased to 1.17% as of March 31, 2013 compared to 1.68% as of December 31, 2012 as non-performing assets decreased by $1.8 million or 28.6% to $4.6 million at March 31, 2013 from $6.4 million at December 31, 2012

-Gain on sale of loans was $447,000 for the quarter ended March 31, 2013 compared to $251,000 for the quarter ended March 31, 2012

Laurie Stewart, President and CEO, said, “Asset quality is improving. Non-performing loans are now less than one percent of our loans outstanding.” Stewart also commented on the Company’s loan growth, “Loan demand improved and outstanding balances grew during the past two quarters, both for our serviced loans sold to Fannie Mae and our on balance sheet loan portfolio. Establishing these lending relationships gives us the opportunity to offer these clients additional products such as rewards checking and mobile banking with remote deposit capture, or cash management products for small businesses.”

	As of
	03/31/2013	12/31/2012
Selected Consolidated Financial Condition Data:	(unaudited)
Total assets	$390,656	$381,044
Total loans, net	334,820	322,496
Loans held for sale	2,083	1,725
Available-for-sale securities, at fair value	19,713	22,900
Federal Home Loan Bank stock, at cost	2,083	1,725
Bank-owned life insurance, net	10,798	7,220
Other real estate owned and repossessed assets, net	2,453	2,503
Total deposits	316,727	312,083
Borrowings	25,703	21,864
Total stockholders’ equity	44,341	43,457

	Quarter Ended
	03/31/2013	03/31/2012
Selected Consolidated Operating Data:	(unaudited)
Total interest income	$4,636	$4,563
Total interest expense	569	601
Net interest income	4,067	3,962
Provision for loan losses	250	1,500
Net interest income after provision for loan losses	3,817	2,462
Fees and service charges	598	550
Gain on sale of loans	447	251
Mortgage servicing income	127	177
Other than temporary impairment on securities	(19)	(91)
Fair value adjustment on mortgage servicing rights	135	384
Other non-interest income	78	66
Total non-interest income	1,366	1,337
Salaries and benefits expense	1,687	1,283
Operations expense	967	582
Occupancy expense	299	310
Losses and expenses related to other real estate owned	674	469
Other non-interest expense	388	364
Total non-interest expense	4,015	3,008
Income before provision for income taxes	1,168	791
Provision for income taxes	370	245
Net income	$798	$546

	Quarter Ended
	03/31/2013	03/31/2012
Selected Financial Ratios and Other Data:	(unaudited)
Performance ratios(1):
Return on average assets	0.81%	0.64%
Return on average equity	7.24	7.42
Net interest margin	4.55	5.23
Non-interest income to operating revenue(3)	25.14	25.23
Non-interest expense to average total assets	4.09	3.52
Average interest-earning assets to average interest-bearing liabilities	116.26	108.51
Efficiency ratio(4)	61.49	47.91
Asset quality ratios:
Nonperforming assets to total assets	1.17	2.81
Nonperforming loans to gross loans	0.63	2.57
Allowance for loan losses to nonperforming loans	190.40	56.28
Allowance for loan losses to gross loans	1.19	1.45
Net charge-offs to average loans outstanding	0.54	2.14
Per Share Data:
Diluted earnings per share	$0.30	$0.21
Average number of diluted shares outstanding	2,645,109	2,603,585

(1)	All performance ratios are annualized.
(2)	Net interest income divided by average interest earning assets.
(3)	Noninterest income divided by the sum of noninterest income and net interest income.
(4)	Noninterest expense, excluding other real estate owned and repossessed property expense, as a percentage of net interest income and total noninterest income, excluding net securities transactions.

Regulatory Capital Ratios of Sound Community Bank at March 31, 2013(unaudited)

	Actual		Minimum Capital Requirements		Minimum Required to Be Well-Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)

Tier 1 leverage ratio	$39,214	10.11%	$15,510	4.0%	$19,387	5.0%
Tier 1 risk based capital ratio	39,214	13.10%	11,974	4.0%	17,961	6.0%
Total risked-based capital ratio	42,960	14.35%	23,948	8.0%	29,935	10.0%

Sound Financial Bancorp, Inc. is the holding company for Sound Community Bank, a full-service bank, providing personal and business banking services in communities across the greater Puget Sound region. The Seattle-based company operates five full-service banking offices in King, Pierce, Snohomish and Clallam Counties, and is on the web at www.soundcb.com.

Forward-Looking Statements

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains statements that are not historical or current fact and constitute forward-looking statements.  In some cases, you can identify these statements by words such as "may", "might", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", the negative of these terms and other comparable terminology.  Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business.

These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results for 2013 and beyond to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially, include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage, consumer and other loans, real estate values, competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.

For additional information, contact:

Media:	Financial:
Laurie Stewart	Matt Deines
President/CEO	EVP/CFO
(206) 448-0884 x306	(206) 448-0884 x305